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Exhibit 2

        THIS VOTING AGREEMENT, dated as of July 12, 2007 (this "Agreement") by and among Hexion Specialty Chemicals, Inc., a New Jersey corporation ("Parent"), the Jon and Karen Huntsman Foundation, a Utah nonprofit corporation (the "Foundation"), Fidelity Charitable Gift Fund ("CGF" and together with the Foundation, the "Stockholders" collectively, and each a "Stockholder" individually), and Jon M. Huntsman (the "Voting Agent").

        WHEREAS, the Stockholders are the holders of record and the "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of certain shares of common stock of Huntsman Corporation, a Delaware corporation (the "Company");

        WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Nimbus Merger Sub Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement") which provides (subject to the conditions set forth therein) for, among other things, the merger of Merger Sub with and into the Company (the "Merger"), and MatlinPatterson Global Opportunities Partners L.P., MatlinPatterson Global Opportunities Partners (Bermuda) L.P., MatlinPatterson Global Opportunities Partners B, L.P. (collectively "MP") and Parent are entering into a Voting Agreement (the "MP Voting Agreement") pursuant to which MP agrees, subject to the terms of the MP Voting Agreement, to cause to be voted in favor of the Merger certain shares beneficially owned by it;

        WHEREAS, the execution and delivery of this Agreement by the Stockholders,and the Voting Agent, and the form and substance of this Agreement, have been approved by the board of directors of the Company;

        WHEREAS, in connection with the Merger, the outstanding shares of common stock of the Company are to be converted into the right to receive the Merger Consideration; and

        WHEREAS, Parent has required, as a condition to its entering into the Merger Agreement, that the Stockholders and the Voting Agent enter into this Agreement;

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as set forth below:

ARTICLE I
DEFINITIONS; RULES OF CONSTRUCTION

        1.1   Definitions. Capitalized terms used herein and not defined have the meanings given to such terms in the Merger Agreement. For purposes of this Agreement:

        "Judgment" means any judgment, order or decree.

        "Law" means any federal, state or foreign constitutional provision, statute, law (including common law), ordinance, rule, regulation or interpretation of any Governmental Entity.

        A Person is deemed to "Own" or to have acquired "Ownership" of a security if such Person (i) is the record owner of such security or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

        "Person" means any individual (including any beneficiary of the Stockholders), firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

        "Subject Securities" means: (i) all securities of the Company (including all shares of Company Common Stock, Company Preferred Stock and all options, warrants and other rights to acquire shares of Company Common Stock but excluding the Trust Shares) Owned by a Stockholder as of the date of this Agreement; (ii) all additional securities of the Company (including all additional shares of Company Common Stock, Company Preferred Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock but excluding the Trust Shares) with respect to which a Stockholder acquires Ownership after the date of this Agreement; and (iii) all shares of Company Common Stock held by the HMP Equity Trust, a Delaware trust (the "HMP Trust") or with respect to which the Stockholders or the Voting Agent have the ability to control the voting thereof considering the particular matter to be voted upon as set forth in the HMP Trust Amended and Restated Trust Agreement dated as of February 10, 2005, as amended on July 12, 2007 (the "Trust Agreement") (such shares of the Company Common Stock as described in this clause (iii) being the "Trust Shares").

        A Person is deemed to have effected a "Transfer" of a security if such Person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person (other than Parent or any subsidiary of Parent), (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person (other than Parent or any subsidiary of Parent), or (iii) reduces such Person's beneficial ownership of, or interest in, such security.

        "Voting Covenant Expiration Date" means the earliest to occur of (i) the date upon which the Merger Agreement is validly terminated pursuant to the terms of Section 7.1 thereof, (ii) the Effective Time of the Merger, (iii) the date after the stockholders meeting, including any adjournment or postponement thereof, in which a vote is held concerning the approval of the Merger, and (iv) the date that any material change or amendment (a "material" change or amendment for purposes of this definition shall mean any reduction in the consideration payable pursuant to the Merger Agreement and any other change that would materially delay the consummation of the Merger) shall be made to the Merger Agreement without the written consent of the Voting Agent.

        1.2   Rules of Construction.

        (a)   Unless otherwise indicated, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and any reference in this Agreement to any Caption, Recital, Article, Section or clause shall be to the Captions, Recitals, Articles, Sections and clauses of this Agreement.

        (b)   The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation." Any reference to the masculine, feminine or neuter gender shall include each other gender and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires.

        (c)   Notwithstanding any other provision of this Agreement but subject to the introductory language in Section 3.1, this Agreement will not require the Voting Agent to take any action with respect to the Trust Shares which is not permitted by the Trust Agreement.

ARTICLE II
TRANSFER OF SUBJECT SECURITIES; VOTING RIGHTS

        2.1   Restriction on Transfer of Subject Securities. Except as expressly contemplated by Section 2.3 hereof, during the period from the date of this Agreement through the Voting Covenant Expiration Date, each Stockholder shall not, and the Voting Agent shall cause the HMP Trust, with respect to Subject Securities that are Class B Assets as defined in the Trust Agreement and subject further to the terms and conditions set forth in the Trust Agreement, not to, directly or indirectly, (a) cause any Transfer of any of such Subject Securities directly or indirectly owned by such Stockholder or the HMP Trust to be effected or (b) permit any Transfer of any of such Subject Securities to be effected, except in connection with the Merger.

        2.2   Restriction on Transfer of Voting Rights. During the period from the date of this Agreement through the Voting Covenant Expiration Date, except as otherwise expressly contemplated by Section 2.3 hereof, the Stockholders shall not, and the Voting Agent shall cause the HMP Trust, respect to Subject Securities that are Class B Assets as defined in the Trust Agreement and subject further to the terms and conditions set forth in the Trust Agreement, not to, directly or indirectly, (a) deposit any of such Subject Securities into a voting trust or (b) except for this Agreement, grant a proxy (revocable or irrevocable) or power of attorney or enter into any voting agreement or similar agreement that could restrict or otherwise affect its legal power, authority and right to vote any of such Subject Securities.

        2.3   Permitted Transfers. Notwithstanding Sections 2.1 or 2.2, prior to such time, if it occurs, as MatlinPatterson Global Opportunities Partners L.P., MatlinPatterson Global Opportunities Partners (Bermuda) L.P. and MatlinPatterson Global Opportunities Partners B.L.P. (collectively "MP") shall enter into this Agreement as Stockholders and as a holder of beneficial interests in the HMP Trust and through the Voting Covenant Expiration Date, the Stockholders and the Voting Agent may transfer any Subject Securities if (i) the proposed transferee thereof enters into this Agreement as a Stockholder (which shall be a valid and binding obligation of and enforceable against such transferee) as if an original signatory hereto agreeing to be bound by the joint covenant and grant of proxy herein with respect to the Subject Securities so Transferred (for the avoidance of doubt, the transferee will not be required to comply with this Agreement with respect to any Company Common Stock other than such Subject Securities), (ii) the proposed Transfer shall not result in or constitute (A) an assignment of Huntsman Corporation's rights and obligations under Section 12.4 of the Purchase and Sales Agreement, dated March 23, 1994, by and among Texaco, Inc., Texaco Limited, Texaco Overseas Holdings Inc., Texaco Chemical Company and Huntsman Corporation or (B) an assignment of Huntsman Specialty Chemical Corporation's rights and obligations under Section 10.4(b) of the Purchase and Sale Agreement, dated March 21, 1997, by and among Texaco Inc., Texaco Chemical Inc. and Huntsman Specialty Chemicals Corporation, and (iii) each such Transfer shall be effected in a manner that complies with Section 202 of the General Corporation Law of the State of Delaware (the "DGCL"). From and after such time as MP executes a voting agreement pursuant to which MP, among other things, agrees to vote shares of stock of the Company beneficially owned by it and its Affiliates in favor of the Merger and the transactions contemplated by the Merger Agreement and until the Voting Covenant Expiration Date, (x) the Stockholders may transfer Subject Securities without limitation or restriction on the transferee (each such transferee is referred to as an "Unrestricted Transferee" and the securities so Transferred are referred to as "Unrestricted Shares") provided that after each such Transfer, the Stockholders and the HMP Trust collectively beneficially own at least the majority of the total issued and outstanding shares of Company Common Stock on a fully diluted basis (as determined at the time of such Transfer) entitled to vote at the meeting of the stockholders of the Company in respect of the Merger, the Merger Agreement and the transactions contemplated thereby (provided that, for purposes of this clause (x), any shares of stock of the Company that are currently beneficially owned by the HMP Trust are the subject of a demand registration notice served on the Company by a stockholder of the Company or are otherwise registered by the Company shall no longer be deemed to be beneficially owned by the HMP Trust on the earlier of (1) the date on which any such demand or similar notice is served upon the Company (until such time, if any, as such demand is withdrawn) and (2) the date on which any such registration statement becomes effective), and (y) the Stockholders (and any transferee of Subject Securities that is not an Unrestricted Transferee) may Transfer shares of Company Common Stock beneficially owned by the Stockholders (or such transferee) that are subject to the terms of this Agreement on the date hereof; provided, however, that (i) after giving effect to each such proposed Transfer, the number of Subject Securities which remain subject to the terms of this Agreement (including Transferred securities as to which the transferee has complied with (ii) below) shall represent not less than a majority of the total issued and outstanding shares of Company Common Stock on a fully diluted basis (as determined at the time of such Transfer) entitled to vote at the meeting of the stockholders of the Company in respect of the Merger, the Merger Agreement and the transactions contemplated thereby, (ii) the proposed transferee thereof enters into this Agreement as a Stockholder (which shall be a valid and binding obligation of and enforceable against such transferee) as if an original signatory hereto agreeing to be bound by the voting covenant and grant of proxy herein with respect to such Transferred Company Common Stock (for the avoidance of doubt, the transferee will not be required to comply with this Agreement with respect to any Company Common Stock other than such Transferred Company Common Stock), (iii) the proposed Transfer shall not result in or constitute (A) an assignment of Huntsman Corporation's rights and obligations under Section 12.4 of the Purchase and Sale Agreement, dated March 23, 1994, by and among Texaco, Inc., Texaco Limited, Texaco Overseas Holdings Inc., Texaco Chemical Company and Huntsman Corporation or (B) an assignment of Huntsman Specialty Chemical Corporation's rights and obligations under Section 10.4(b) of the Purchase and Sale Agreement, dated March 21, 1997, by and among Texaco Inc., Texaco Chemical Inc. and Huntsman Specialty Chemicals Corporation and (iv) each such Transfer shall be effected in a manner that complies with Section 202 of the DGCL. Any proposed Transfer made in violation of the terms and conditions of this Voting Agreement shall be null and void and shall be of no force or effect.

ARTICLE III
VOTING OF SHARES

        3.1   Voting Covenant. Subject to the terms and conditions set forth in the Trust Agreement, each of the Stockholders and the Voting Agent hereby agrees that, during the period commencing on the date hereof and continuing until the Voting Covenant Expiration Date, at any meeting of the stockholders of the Company, however called, or any adjournment or postponement thereof, and in connection with any written action by consent of stockholders of the Company (if then permitted), unless otherwise directed in writing by Parent, it shall cause the Subject Securities (other than the Trust Shares) to be voted to the extent any of the Subject Securities (other than the Trust Shares) may be lawfully voted and shall cause the HMP Trust to vote the Trust Shares to be voted to the extent permitted under the Trust Agreement (provided that notwithstanding the terms of the Trust Agreement, the Voting Agent shall use reasonable efforts (it being understood that "reasonable efforts" in this parenthetical shall not include any requirement to (1) pay monies, (2) suffer a loss of economic value or (3) commence any litigation or other proceeding) to cause the Trust Shares beneficially owned by the Voting Agent to be voted as follows):

        (a)   in favor of approval of the Merger, and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement, and in favor of any action in furtherance of any of the foregoing; and

        (b)   against any Competing Proposal and against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement or impair the ability of the Company to consummate the Merger or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the Transactions.

        3.2   Proxy.

        (a)   By way of execution and delivery of this Agreement, each of the Stockholders and the Voting Agent appoint and constitute Parent as its attorney and proxy with full power of substitution and resubstitution, to the full extent of the Stockholders' and the Voting Agent's voting rights with respect to the Subject Securities (subject to the terms of the Trust Agreement). Upon the execution of this Agreement, all prior proxies given by the Stockholders and the Voting Agent with respect to any of the Subject Securities shall be deemed revoked, and each of the Stockholders and the Voting Agent agrees that no subsequent proxies will be given with respect to any of the Subject Securities.

        (b)   This proxy is irrevocable, is coupled with an interest and is granted in consideration of Parent entering into the Merger Agreement. This proxy will terminate (i) on the Voting Covenant Expiration Date, and (ii) with respect to Unrestricted Shares, upon the date of Transfer to an Unrestricted Transferee.

        (c)   Until the termination of this proxy pursuant to Section 3.2(b), the attorney and proxy named above will be empowered, and may exercise this proxy, to vote the Subject Securities other than Unrestricted Shares at any time at any meeting of the stockholders of the Company, however called, and in connection with any written action by consent of stockholders of the Company (if then permitted):

          (i)    in favor of approval of the Merger, and the adoption and approval of the Merger Agreement and the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement; and in favor of any action recommended by the Board of Directors in furtherance of any of the foregoing; and

          (ii)   against any Competing Proposal and against any action or agreement that Parent has advised the Stockholders in writing in advance would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement or impair the ability of the Company to consummate the Merger or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the Transactions.

        (d)   The Stockholders and the Voting Agent may vote the Subject Securities on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters provided that this does not have the effect or intent of frustrating clause (c) above.

        (e)   This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholders and the Voting Agent.

        (f)    The Stockholders and the Voting Agent shall not be liable for any breach of this Agreement arising out of any exercise by Parent of the proxy granted to Parent pursuant to this Section 3.2.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

        4.1   Valid Existence. The Foundation hereby represents and warrants that it is a Utah nonprofit corporation duly incorporated and validly existing under the laws of the State of Utah, pursuant to articles of incorporation, which as amended are currently in effect. CGF hereby represents and warrants that it is a charitable trust, duly organized and validly existing under the laws of the Commonwealth of Massachusetts, pursuant to a declaration of trust, which as amended is currently in effect

        Each of the Stockholders hereby represents and warrants to Parent as follows:

        4.2   Authorization. Such Stockholder has all power and authority necessary and the capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        4.3   No Conflicts or Consents.

        (a)   The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate any Law or Judgment applicable to such Stockholder or by which it or any of its properties is or may be bound or affected, or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities (other than the Trust Shares) pursuant to, any agreement, contract or other arrangement (whether written or oral) to which such Stockholder is a party or by such Stockholder or any of its assets or properties is or may be bound or affected.

        (b)   The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, require any additional or further consent or approval of any Person.

        4.4   Title to Securities. As of the date of this Agreement, (a) such Stockholder Owns (free and clear of any encumbrances or restrictions, except such as may exist under applicable securities laws) the Subject Securities (other than the Trust Shares) set forth under the heading "Subject Securities" below such Stockholder's name on the signature page hereof, and (b) such Stockholder does not Own, directly or indirectly, any Subject Securities (other than the Trust Shares) other than those set forth under the name of such Stockholder on the signature page hereof. None of the Subject Securities (other than the Trust Shares) Owned by such Stockholder is subject to any proxy, voting trust or other agreement, arrangement or restriction (whether written or oral) with respect to the voting of the Subject Securities (other than the Trust Shares), except as contemplated by this Agreement.

        4.5   Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be true and correct in all respects at all times through the Voting Covenant Expiration Date.

ARTICLE V
TERMINATION

        5.1   Termination. This Agreement shall terminate on the Voting Covenant Expiration Date.

ARTICLE VI
ADDITIONAL COVENANTS OF THE STOCKHOLDERS AND THE VOTING AGENT

        6.1   Stockholder Information. Each of the Stockholders and the Voting Agent hereby agrees to permit Parent and Merger Sub to publish and disclose such Stockholder's and the Voting Agent's identity and ownership of Subject Securities and the nature of such Stockholder's and the Voting Agent's commitments, arrangements and understandings under this Agreement in any prospectus, offering memorandum or other marketing materials (including rating agency materials and road show materials) prepared in connection with the financing to be obtained by Parent and Merger Sub in connection with the transactions contemplated by the Merger Agreement and in any disclosure required to be filed by Parent, Merger Sub or any of its Affiliates with any Governmental Entity.

        6.2   Waiver of Appraisal Rights. Each of the Stockholders and the Voting Agent hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that such Stockholder and the Voting Agent may have by virtue of any Subject Securities Owned by such Stockholder or the Voting Agent (whether under the DGCL), by written or unwritten agreement, contract, arrangement or otherwise.

        6.3   No Solicitation. Subject to the Stockholders' rights to make Transfers in Section 2.3 and to solicit Transferees for the purpose of making such Transfers permitted by Section 2.3, each of the Stockholders and the Voting Agent agrees that Section 4.2 of the Merger Agreement shall apply to such Stockholder and the Voting Agent mutatis mutandis (for the avoidance of doubt, nothing in this Section shall limit the right of any Stockholder to solicit or make Transfers of Company Common Stock otherwise in compliance with Section 2.3 regardless of whether the transferee or proposed transferee would as a result of, or after, such Transfer beneficially own, individually or as a part of a group, 25% of the voting stock of the Company).

        6.4   Stop Transfer Order. In furtherance of this Agreement, and concurrently herewith, the Stockholders and the Voting Agent shall and do hereby authorize the Company or the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to any of the Subject Securities.

        6.5   Further Assurances. If a Stockholder is the beneficial owner, but not the record owner, of any Subject Securities (other than the Trust Shares), such Stockholder agrees to take all actions to cause the record holder and any of its nominees to vote all of such Subject Securities (other than the Trust Shares) as required by Sections 3.1 and 3.2 hereof. The Stockholders shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

ARTICLE VII
REPRESENTATIONS, WARRANTIES AND COVENANTS OF VOTING AGENT

        The following representations and warranties are given by the Voting Agent:

        7.1   Authorization. The Voting Agent represents and warrants that he has all power and authority necessary and capacity to execute and deliver this Agreement, to perform his obligations hereunder (subject to the terms of the Trust Agreement) and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Voting Agent and this Agreement constitutes a legal, valid and binding obligation of the Voting Agent, enforceable against the Voting Agent in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        7.2   No Conflicts or Consents.

        (a)   The execution and delivery of this Agreement by the Voting Agent does not, and, subject to the terms of the Trust Agreement, the performance of this Agreement by the Voting Agent will not, (i) conflict with or violate any Law or Judgment applicable to the Voting Agent or any of his or its respective properties or assets, or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any agreement, contract or other arrangement (whether written or oral) to which the Voting Agent is a party or pursuant to which any of its or his respective properties or assets are or may be bound.

        (b)   The execution and delivery of this Agreement by the Voting Agent does not, and the performance of this Agreement by the Voting Agent will not, require any consent or approval of any Person.

        7.3   Further Actions. The Voting Agent agrees that he will, and will cause his controlled Affiliates or representatives to take, or cause to be taken, all appropriate actions, and to do or cause to be done all things necessary, proper or advisable under applicable Law or otherwise to, in the most expeditious manner possible, effect the terms of this Agreement. The Voting Agent further agrees that he will not, and will cause his Affiliates and representatives not to, take any actions (including, without limitation, authorizing, directing or effecting any voluntary dissolution of any Stockholder or the HMP Trust) that would, or would reasonably be expected to, result in obligations set forth in this Agreement not being satisfied in accordance with its terms.

ARTICLE VIII
MISCELLANEOUS

        8.1   Expenses. Except as otherwise set forth herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

        8.2   Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telegraph or telecopy (to such number specified below or another number or numbers as such Person may subsequently designate by notice given hereunder), or (c) two Business Days after the date of mailing to the address below or to such other address or addresses as such Person may hereafter designate by notice given hereunder:

    To Parent:

      Hexion Specialty Chemicals, Inc.
      180 East Broad Street
      Columbus, OH 43215
      Telecopy: 614-225-7299
      Attention: William Carter

    with a required copy to (which copy shall not constitute notice):

      Apollo Management VI, L.P.
      9 West 57th Street, 43rd Floor
      New York, NY 10019
      Attention: Mr. Joshua Harris
                        Mr. Scott Kleinman

      and to:

      O'Melveny & Myers LLP
      Times Square Tower
      7 Times Square
      New York, New York 10036
      Attention: John M. Scott, Esq.
      Facsimile: 212-326-2061

    with a further copy to (which further copy shall not constitute notice):

      Wachtell, Lipton, Rosen & Katz
      51 West 52nd Street
      New York, New York 10019
      Attention: Andrew J. Nussbaum, Esq.
      Facsimile: 212-403-2000

    To the Foundation:

      The Jon and Karen Huntsman Foundation
      500 Huntsman Way
      Salt Lake City, Utah 84108
      Attention: Jon M. Huntsman

    with a required copy to (which copy shall not constitute notice):

      Stoel Rives LLP
      201 S. Main Street, Suite 1100
      Salt Lake City, Utah 84111
      Attention: Richard H. Johnson, Jr.
      Facsimile: 801-578-6999

    To the CGF:

      Fidelity Charitable Gift Fund
      200 Seaport Boulevard, ZE7C
      Boston, MA 02110
      Attention: Mark Alcaide

    with a required copy to (which copy shall not constitute notice):

      Thomas W. Bridge, Esq.
      82 Devonshire Street, F7B
      Boston, MA 02109

    To the Voting Agent:

      Jon M. Huntsman
      500 Huntsman Way
      Salt Lake City, Utah 84108

    with a required copy to (which copy shall not constitute notice):

      Stoel Rives LLP
      201 S. Main Street, Suite 1100
      Salt Lake City, Utah 84111
      Attention: Richard H. Johnson, Jr.
      Facsimile: 801-578-6999.

        8.3   Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, then this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the greatest extent possible, the economic, business, legal and other purposes of such invalid or unenforceable term.

        8.4   Entire Agreement. This Agreement (together with the Merger Agreement and any other documents and instruments referred to herein or therein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

        8.5   Assignment; Binding Effect. Except as expressly permitted herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by any of the Stockholders or the Voting Agent, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon each of the Stockholders and the Voting Agent and their successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Article II or Article VI or elsewhere in this Agreement, this Agreement shall be binding upon any Person (other than any Unrestricted Transferee) to whom any Subject Securities (other than the Trust Shares) are Transferred or otherwise conveyed. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

        8.6   Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Each of the Stockholders and the Voting Agent agrees that, in the event of any breach or threatened breach by such Stockholder or the Voting Agent of any covenant or obligation contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each of the Stockholders and the Voting Agent further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.6, and each of the Stockholders and the Voting Agent irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        8.7   Non-Exclusivity. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of the Stockholders and the Voting Agent under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under all applicable Laws.

        8.8   Governing Law; Venue.

        (a)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

        (b)   THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE) AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR

PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 8.2 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

        (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.8.

        8.9   Counterparts. This Agreement may be executed in two or more counterparts, including via facsimile transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        8.10 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        8.11 [intentionally omitted].

        8.12 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        8.13 Stockholder Capacity. The Stockholder signs solely in its capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the

Stockholder's Subject Shares. Nothing in this Agreement shall limit or affect any actions taken by a Person who is or becomes a director or officer of the Company taken and in such capacity to the extent this Agreement could be construed to restrict the exercise by such Person of his or her fiduciary duties as a director or officer of the Company.

        8.14 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

* * * * * * *

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

HEXION SPECIALTY CHEMICALS, INC.
By:	/s/ WILLIAM H. CARTER
Name:	William H. Carter
Title:	Executive Vice President and Chief Financial Officer
THE JOHN AND KAREN HUNTSMAN FOUNDATION
By:	/s/ JON M. HUNTSMAN
Name:	Jon M. Huntsman
Title:	President
Subject Securities: [21,782,000]
FIDELITY CHARITABLE GIFT FUND
By:	/s/ MARK ALCAIDE
Name:	Mark Alcaide
Title:	SVP—Chief Financial Officer
Subject Securities: [1,980,000]
/s/ JON M. HUNTSMAN
Name:	JON M. HUNTSMAN
Subject Securities: [21,782,000]

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  Exhibit 2